UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 13, 2025

BUTLER NATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

Kansas	0-1678	41-0834293
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Aero Plaza, New Century, Kansas	66031
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (913) 780-9595

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company         ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective March 13, 2025, Butler National Corporation (the “Company”) appointed Mickie Lamphere, an employee of Morgan Hunter, an executive services firm, to the position of Interim Chief Financial Officer. Ms. Lamphere serves as the Company’s principal financial officer and principal accounting officer.

Mickie Lamphere, age 54, a Certified Public Accountant with over 30 years of accounting, financial analysis, and systems experience, has provided financial reporting and accounting services to public and private companies. Prior to working with the Company, Ms. Lamphere provided financial and accounting consulting services to numerous companies through employment at Korn Ferry (2023-2025), CB Partners (2023-2024), Robert Half (2022-2023), ALKU (2021-2022) and Accounting Principals (2018-2022). Ms. Lamphere was Chief Financial Officer of ICOP Digital from 2009 to 2011 and Controller of Hooper Holmes from 2018 to 2019. Ms. Lamphere has a Bachelor of Science degree in Accounting from Montana State University and a Master of Business Administration from Baker University.

The Company and Mogan Hunter entered into an Accounting and Finance Agreement (the “Agreement”) that outlines the terms and conditions of the services Ms. Lamphere provides to the Company. The Company pays Morgan Hunter a fee of $7,000 per week for Ms. Lamphere’s services and will reimburse Ms. Lamphere for out-of-pocket expenses incurred by her to the same extent the Company reimburses other members of its senior management for such expenses.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUTLER NATIONAL CORPORATION

Date: March 13, 2025	/s/ Christopher J. Reedy
Christopher J. Reedy
Chief Executive Officer